Exhibit 1(a)

[Name of Issuer]

[Name of Security]

UNDERWRITING AGREEMENT

[Date]

To the Representatives named in Schedule II
hereto, on behalf of the Underwriters
named in Schedule II hereto

Ladies and Gentlemen:

1.           Introductory. [1NextEra Energy Capital Holdings, Inc., a Florida corporation (“NEE Capital”) and a [wholly-owned] subsidiary of NextEra Energy, Inc., a Florida corporation (“NEE”), proposes to issue and sell its debt securities of the series designation[s], with the terms and in the principal amount[s] specified in Schedule I hereto (the “Debentures”). The Debentures will be [absolutely, irrevocably and unconditionally guaranteed by NEE pursuant to and in accordance with the terms of the Guarantee Agreement (as defined below)] [unconditionally and irrevocably guaranteed by NEE pursuant to and in accordance with the terms of the Indenture (as hereinafter defined)].] [2NextEra Energy, Inc., a Florida corporation (“NEE”), proposes to issue and sell its debt securities of the series designation[s], with the terms and in the principal amount[s] specified in Schedule I hereto (the “Debentures”).] [1Each of] NEE [1and NEE Capital] hereby confirms its agreement with the several Underwriters (as defined below) as set forth herein.

The term “Underwriters” as used herein shall be deemed to mean the entity or several entities named in Schedule II hereto and any underwriter substituted as provided in Section [6] hereof, and the term “Underwriter” shall be deemed to mean one of such Underwriters. If the entity or entities listed as a Representative in Schedule II hereto (the “Representatives”) are the same as the entity or entities listed as Underwriters in Schedule II hereto, then the terms “Underwriters” and “Representatives,” as used herein, shall each be deemed to refer to such entity or entities. The Representatives represent that they have been authorized by each Underwriter to enter into this agreement on behalf of such Underwriter and to act for it in the manner herein provided. All obligations of the Underwriters hereunder are several and not joint. If more than one entity is named as a Representative in Schedule II hereto, any action under or in respect of this agreement may be taken by such entities jointly as the Representatives or by one of the entities acting on behalf of the Representatives and such action will be binding upon all the Underwriters.

[1]	For use in connection with Debt Securities of NEE Capital

[2]	For use in connection with Debt Securities of NEE

2.           Description of Securities. [1The Debentures [of each series] will be a series of debentures issued by NEE Capital pursuant to the Indenture [(For Unsecured Debt Securities)] [(For Unsecured Subordinated Debt Securities)], dated as of [June 1, 1999] [September 1, 2006] [__________], between [__________] and The Bank of New York Mellon, as trustee (the “Trustee”), a copy of which Indenture has been heretofore delivered to the Representatives (together with any amendments or supplements thereto, the “Indenture”). The Debentures will be [absolutely, irrevocably and unconditionally] [unconditionally and irrevocably] guaranteed by NEE [pursuant to, and in accordance with, the terms of the Guarantee Agreement, dated as of June 1, 1999, between NEE, as Guarantor, and The Bank of New York Mellon, as Guarantee Trustee, a copy of which has been heretofore delivered to the Representatives (the “Guarantee Agreement”)] [on a subordinated basis by NEE, as set forth in the Indenture]. The term “Guarantee” as used in this agreement shall refer to the guarantee of NEE pursuant to the [Guarantee Agreement] [Indenture].] [2The Debentures [of each series] will be a series of debentures issued by NEE under an Indenture, dated as of __________, to [The Bank of New York Mellon], as Trustee, a copy of which has been heretofore delivered to the Representatives (together with any amendments or supplements thereto, the “Indenture”).]

3.            [1Representations and Warranties of NEE Capital. NEE Capital represents and warrants to the several Underwriters that:

(a)    NEE Capital has filed with the Securities and Exchange Commission (the “Commission”) a joint registration statement with NEE and Florida Power & Light Company, a Florida corporation (“FPL”), on Form S-3 (Registration Statement Nos. 333-______, 333-______-01 and 333-______-02) (“Registration Statement No. 333-______”) for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an unspecified aggregate amount of [insert description of securities registered]. Such registration statement has become effective and no stop order suspending such effectiveness has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of NEE Capital, threatened by the Commission. References herein to the term “Registration Statement” (i) as of any given time means Registration Statement No. 333-______, as amended or supplemented to such time, including all documents incorporated by reference therein as of such time pursuant to Item 12 of Form S-3 (“Incorporated Documents”) and any prospectus, preliminary prospectus supplement or prospectus supplement relating to the Debentures (any reference to any preliminary prospectus supplement or any prospectus supplement shall be understood to include the Base Prospectus (as defined below)) deemed to be a part thereof as of such time pursuant to Rule 430B under the Securities Act (“Rule 430B”) that has not been superseded or modified as of such time and (ii) without reference to any given time means the Registration Statement as of ____ [A.M./P.M.], New York City time, on [______] [the date hereof] (which date and time is the earlier of the date and time of (A) the first use of the preliminary prospectus supplement relating to the Debentures and (B) the first contract of sale of the Debentures), which time shall be considered the “Effective Date” of the Registration Statement. For purposes of the definition of Registration Statement in the preceding sentence, information contained in any prospectus, preliminary prospectus supplement or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B. References herein to the term “Pricing Prospectus” means (i) the prospectus relating to NEE and NEE Capital forming a part of Registration Statement No. 333-______, including all Incorporated Documents (the “Base Prospectus”), and (ii) any prospectus, preliminary prospectus supplement or prospectus supplement relating to the Debentures deemed to be a part of the Registration Statement that has not been superseded or modified (for purposes of the definition of Pricing Prospectus with respect to a particular offering of the Debentures, information contained in a prospectus, preliminary prospectus supplement or prospectus supplement relating to the Debentures that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Pricing Prospectus as of the time that prospectus, preliminary prospectus supplement or prospectus supplement is filed with the Commission pursuant to Rule 424 under the Securities Act (“Rule 424”)). References herein to the term “Prospectus” means the Pricing Prospectus that discloses the public offering price and other final terms of the Debentures and otherwise satisfies Section 10(a) of the Securities Act. The prospectus supplement relating to the Debentures proposed to be filed pursuant to Rule 424 shall be substantially in the form delivered to the Representatives prior to the execution of this agreement. Each of the Underwriters acknowledges that on or subsequent to the Closing Date (as defined in Section [6] hereof), NEE Capital may file a post-effective amendment to the Registration Statement pursuant to Rule 462(d) under the Securities Act or NEE may file a Current Report on Form 8-K in order to file one or more unqualified opinions of counsel and any documents executed in connection with the offering of the Debentures.

(b)   The Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act (“Rule 405”)) filed within three years of the date hereof; the Registration Statement became effective upon filing; no notice of objection of the Commission with respect to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Securities Act has been received by NEE Capital and not removed; and with respect to the Debentures, NEE Capital is a “well-known seasoned issuer” within the meaning of subparagraph (1)(ii) of the definition of “well-known seasoned issuer” in Rule 405 and is not an “ineligible issuer” (as defined in Rule 405).

(c)    The Registration Statement at the Effective Date fully complied, and the Prospectus, both as of the date hereof and at the Closing Date, and the Registration Statement and the Indenture, at the Closing Date, will fully comply, in all material respects with the applicable provisions of the Securities Act and the Trust Indenture Act of 1939, as amended (the “1939 Act”), respectively, and, in each case, the applicable instructions, rules and regulations of the Commission thereunder; the Registration Statement, at the Effective Date, did not, and the Registration Statement, at the Closing Date, will not, contain an untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, both as of the date hereof and at the Closing Date, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; provided, that the foregoing representations and warranties in this Section 3(c) shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to NEE or NEE Capital by or on behalf of any Underwriter through the Representatives expressly for use in connection with the preparation of the Registration Statement or the Prospectus, or to any statements in or omissions from the Statements of Eligibility on Form T-1, or amendments thereto, filed as exhibits to the Registration Statement (collectively, the “Statements of Eligibility”) or to any statements or omissions made in the Registration Statement or the Prospectus relating to The Depository Trust Company (“DTC”) Book-Entry-Only System [or the book-entry only systems of Clearstream Banking, société anonyme (“Clearstream”), or Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”)], that are based solely on information contained in published reports of DTC[, Clearstream or Euroclear].

(d)    As of the Applicable Time (as defined below), the Pricing Disclosure Package (as defined below) did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; provided, that the foregoing representations and warranties in this Section 3(d) shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to NEE or NEE Capital by or on behalf of any Underwriter through the Representatives expressly for use in connection with the preparation of the Pricing Prospectus, any preliminary prospectus supplement or any Issuer Free Writing Prospectus (as defined below), or to any statements in or omissions from the Pricing Prospectus, any preliminary prospectus supplement or any Issuer Free Writing Prospectus relating to the DTC Book-Entry-Only System [or the book-entry only systems of Clearstream or Euroclear] that are based solely on information contained in published reports of DTC[, Clearstream or Euroclear]. References to the term “Pricing Disclosure Package” means the items listed in Schedule III, taken together as a whole. References to the term “Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act (“Rule 433”). References to the term “Applicable Time” means ____ [A.M./P.M.], New York City time, on [______] [the date hereof].

(e)    As of the Applicable Time, no Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, the Prospectus or the Pricing Prospectus, including any document incorporated by reference therein that has not been superseded or modified.

(f)     The execution and delivery of this agreement and the consummation of the transactions herein contemplated by NEE Capital, and the fulfillment of the terms hereof on the part of NEE Capital to be fulfilled, have been duly authorized by all necessary corporate action of NEE Capital in accordance with the provisions of its Articles of Incorporation, as amended (the “NEE Capital Charter”), its Bylaws, as amended (the “NEE Capital Bylaws”), and applicable law, and the Debentures when issued and delivered by NEE Capital as provided herein will constitute valid and binding obligations of NEE Capital enforceable against NEE Capital in accordance with their terms, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other laws affecting creditors’ rights and remedies generally and general principles of equity and to concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any matter is brought. The execution and delivery by NEE Capital of the Indenture did not require, and the execution and delivery by NEE Capital of this agreement and the Debentures and the performance by NEE Capital of its obligations under this agreement, the Debentures and the Indenture do not require, any consent, approval, authorization, registration or qualification of or by any governmental agency or body other than those consents, approvals, authorizations, registrations or qualifications as have already been obtained and other than those required in connection or in compliance with the provisions of the blue sky laws of any jurisdiction.

(g)   The execution and delivery of this agreement and the consummation of the transactions herein contemplated by NEE Capital, the fulfillment of the terms hereof on the part of NEE Capital to be fulfilled, and the compliance by NEE Capital with all the terms and provisions of the Indenture and the Debentures will not result in a breach of any of the terms or provisions of, or constitute a default under, the NEE Capital Charter, the NEE Capital Bylaws or any indenture, mortgage, deed of trust or other agreement or instrument to which NEE Capital or any of its subsidiaries is now a party, or violate any law or any order, rule, decree or regulation applicable to NEE Capital or any of its subsidiaries of any federal or state court, regulatory board or body or administrative agency having jurisdiction over NEE Capital or any of its subsidiaries or any of their respective property, except where such breach, default or violation would not have a material adverse effect on the business, properties or financial condition of NEE Capital and its subsidiaries taken as a whole.

(h)   NEE Capital or one or more of its direct or indirect subsidiaries owns all of the ownership interests in [insert names of significant subsidiaries] free and clear of all liens, encumbrances and adverse claims, except such as do not materially affect the value thereof and, in the case of any such significant subsidiary that is a limited partnership, except as may otherwise be provided in the applicable limited partnership agreement.

(i)     NEE Capital and each of its direct and indirect significant subsidiaries (as defined in Regulation S-X (17 CFR Part 210) (“Regulation S-X”)) has been duly organized, is validly existing and is in good standing under the laws of its respective jurisdiction of organization, and is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which its respective ownership of properties or the conduct of its respective businesses requires such qualification, except where the failure so to qualify would not have a material adverse effect on the business, properties or financial condition of NEE Capital and its subsidiaries taken as a whole, and has the power and authority as a corporation or other entity necessary to own or hold its respective properties and to conduct the businesses in which it is engaged.

(j)     The Debentures will conform in all material respects to the description thereof in the Pricing Disclosure Package and the Prospectus.

(k)   The Indenture (i) has been duly authorized by NEE Capital by all necessary corporate action, [has been duly] [and, when] executed and delivered by NEE Capital, [and is] [will be] a valid and binding instrument enforceable against NEE Capital in accordance with its terms, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other laws affecting creditors’ rights and remedies generally and general principles of equity and to concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any matter is brought and (ii) conforms in all material respects to the description thereof in the Pricing Disclosure Package and the Prospectus.

(l)     NEE Capital is not, and after giving effect to the offering and sale of the Debentures and the application of the proceeds from the sale of the Debentures as described in the Pricing Disclosure Package and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (“1940 Act”).

(m)   Except as described in the Pricing Disclosure Package and the Prospectus, NEE Capital or its subsidiaries have valid franchises, licenses and permits adequate for the conduct of the business of NEE Capital and its subsidiaries as described in the Pricing Disclosure Package and the Prospectus, except where the failure to have such franchises, licenses and permits would not reasonably be expected to have a material adverse effect on NEE Capital and its subsidiaries taken as a whole.]

4.            Representations and Warranties of NEE. NEE represents and warrants to the several Underwriters that:

(a)    [2NEE has filed with the Securities and Exchange Commission (the “Commission”), together with NextEra Energy Capital Holdings, Inc., a Florida corporation (“NEE Capital”) and Florida Power & Light Company, a Florida corporation (“FPL”), a joint registration statement on Form S-3, including a prospectus (Registration Statement Nos. 333-_______, 333-______-01 and 333-_______-02) (“Registration Statement No. 333-______”) for the registration under the Securities Act of 1933, as amended (the “Securities Act”),] [1NEE has filed with the Commission, together with NEE Capital and FPL, Registration Statement No. 333-______ for the registration under the Securities Act,] of an unspecified aggregate amount of [insert description of securities registered]. Such registration statement has become effective and no stop order suspending such effectiveness has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of NEE, threatened by the Commission. [2References herein to the term “Registration Statement” (i) as of any given time means Registration Statement No. 333-______, as amended or supplemented to such time, including all documents incorporated by reference therein as of such time pursuant to Item 12 of Form S-3 (“Incorporated Documents”) and any prospectus, preliminary prospectus supplement or prospectus supplement relating to the Debentures (any reference to any preliminary prospectus supplement or any prospectus supplement shall be understood to include the Base Prospectus (as defined below)) deemed to be a part thereof as of such time pursuant to Rule 430B under the Securities Act (“Rule 430B”) that has not been superseded or modified as of such time and (ii) without reference to any given time means the Registration Statement as of ____ [A.M./P.M.], New York City time, on [______] [the date hereof] (which date and time is the earlier of the date and time of (A) the first use of the preliminary prospectus supplement relating to the Debentures and (B) the first contract of sale of the Debentures), which time shall be considered the “Effective Date” of the Registration Statement. For purposes of the definition of Registration Statement in the preceding sentence, information contained in any prospectus, preliminary prospectus supplement or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B. References herein to the term “Pricing Prospectus” means (i) the prospectus relating to NEE and NEE Capital forming a part of Registration Statement No. 333-______, including all Incorporated Documents (the “Base Prospectus”), and (ii) any prospectus, preliminary prospectus supplement or prospectus supplement relating to the Debentures deemed to be a part of the Registration Statement that has not been superseded or modified (for purposes of the definition of Pricing Prospectus with respect to a particular offering of the Debentures, information contained in a prospectus, preliminary prospectus supplement or prospectus supplement relating to the __________ that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Pricing Prospectus as of the time that prospectus, preliminary prospectus supplement or prospectus supplement is filed with the Commission pursuant to Rule 424 under the Securities Act (“Rule 424”)). References herein to the term “Prospectus” means the Pricing Prospectus that discloses the public offering price and other final terms of the Debentures and otherwise satisfies Section 10(a) of the Securities Act.] The prospectus supplement relating to the Debentures proposed to be filed pursuant to Rule 424 shall be substantially in the form delivered to the Representatives prior to the execution of this agreement. Each of the Underwriters acknowledges that on or subsequent to the Closing Date (as defined in Section [6] hereof), NEE may file a post-effective amendment to the Registration Statement pursuant to Rule 462(d) under the Securities Act or a Current Report on Form 8-K in order to file one or more unqualified opinions of counsel and any documents executed in connection with the offering of the Debentures.

(b)   The Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405) filed within three years of the date hereof; the Registration Statement became effective upon filing; no notice of objection of the Commission with respect to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Securities Act has been received by NEE and not removed; and NEE is a “well-known seasoned issuer” and is not an “ineligible issuer” (in each case as defined in Rule 405).

(c)    The Registration Statement at the Effective Date fully complied, and the Prospectus, both as of the date hereof and at the Closing Date, and the Registration Statement [1and the [Guarantee Agreement] [Indenture]] [2and the Indenture], at the Closing Date, will fully comply, in all material respects with the applicable provisions of the Securities Act and the [11939 Act] [2Trust Indenture Act of 1939, as amended (the “1939 Act”)], respectively, and, in each case, the applicable instructions, rules and regulations of the Commission thereunder; the Registration Statement, at the Effective Date, did not, and the Registration Statement, at the Closing Date, will not, contain an untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, both as of the date hereof and at the Closing Date, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; provided, that the foregoing representations and warranties in this Section [4(c)] shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to NEE [1or NEE Capital] by or on behalf of any Underwriter through the Representatives expressly for use in connection with the preparation of the Registration Statement or the Prospectus, or to any statements in or omissions from the Statements of Eligibility [2on Form T-1, or amendments thereto, filed as exhibits to the Registration Statement (collectively, the “Statements of Eligibility”)] or to any statements or omissions made in the Registration Statement or the Prospectus relating to [2The Depository Trust Company (“DTC”)] [1the DTC] Book-Entry-Only System [or the book-entry only systems of Clearstream or Euroclear] that are based solely on information contained in published reports of DTC[, Clearstream or Euroclear]; and the Incorporated Documents, when filed with the Commission, fully complied or will fully comply in all material respects with the applicable provisions of the [2Securities] Exchange Act [2of 1934, as amended (the “Exchange Act”),] and the applicable instructions, rules and regulations of the Commission thereunder.

(d)   As of the Applicable Time [2(as defined below)], the Pricing Disclosure Package [2(as defined below)] did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; provided, that the foregoing representations and warranties in this Section [4(d)] shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to NEE [1or NEE Capital] by or on behalf of any Underwriter through the Representatives expressly for use in connection with the preparation of the Pricing Prospectus, any preliminary prospectus supplement or any Issuer Free Writing Prospectus [2(as defined below)], or to any statements in or omissions from the Pricing Prospectus, any preliminary prospectus supplement or any Issuer Free Writing Prospectus relating to the DTC Book-Entry-Only System [or the book-entry only systems of Clearstream or Euroclear] that are based solely on information contained in published reports of DTC[, Clearstream or Euroclear]. [2References to the term “Pricing Disclosure Package” means the documents listed in Schedule III, taken together as a whole. References to the term “Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433. References to the term “Applicable Time” means ____ [A.M./P.M.], New York City time, on [______] [the date hereof].

(e)    As of the Applicable Time, no Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, the Prospectus or the Pricing Prospectus, including any document incorporated by reference therein that has not been superseded or modified.

(f)    The financial statements included as part of or incorporated by reference in the Pricing Disclosure Package, the Prospectus and the Registration Statement present fairly the consolidated financial condition and results of operations of NEE and its subsidiaries taken as a whole at the respective dates or for the respective periods to which they apply; such financial statements have been prepared in each case in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as otherwise indicated in the Pricing Disclosure Package, the Prospectus and the Registration Statement; and Deloitte & Touche LLP, who has audited the audited financial statements of NEE, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder.

(g)   Except as reflected in or contemplated by the Pricing Disclosure Package, since the respective most recent times as of which information is given in the Pricing Disclosure Package, there has not been any material adverse change in the business, properties or financial condition of NEE and its subsidiaries taken as a whole, whether or not in the ordinary course of business, nor has any transaction been entered into by NEE or any of its subsidiaries that is material to NEE and its subsidiaries taken as a whole, other than changes and transactions contemplated by the Pricing Disclosure Package and transactions in the ordinary course of business. NEE and its subsidiaries have no contingent obligation material to NEE and its subsidiaries taken as a whole, which is not disclosed in or contemplated by the Pricing Disclosure Package.

(h)   The execution and delivery of this agreement and the consummation of the transactions herein contemplated by NEE, and the fulfillment of the terms hereof on the part of NEE to be fulfilled, have been duly authorized by all necessary corporate action of NEE in accordance with the provisions of its Restated Articles of Incorporation (the “NEE Charter”), its Amended and Restated Bylaws, as amended (the “NEE Bylaws”), and applicable law. The execution and delivery by NEE of the [1[Guarantee Agreement] [Indenture]] [2Indenture] did not require, and the [execution and delivery by NEE of this agreement and the] performance by NEE of its obligations under this agreement and under the Guarantee Agreement with respect to the Debentures do not require, any consent, approval, authorization, registration or qualification of or by any governmental agency or body other than those consents, approvals, authorizations, registrations or qualifications as have already been obtained and other than those required in connection or in compliance with the provisions of the blue sky laws of any jurisdiction.

(i)   The execution and delivery of this agreement and the consummation of the transactions herein contemplated by NEE, the fulfillment of the terms hereof on the part of NEE to be fulfilled, and the compliance by NEE with all the terms and provisions of the [1[Guarantee Agreement with respect to the Debentures] [Indenture applicable to it]] [2Indenture] will not result in a breach of any of the terms or provisions of, or constitute a default under, the NEE Charter or the NEE Bylaws, or any indenture, mortgage, deed of trust or other agreement or instrument to which NEE or any of its subsidiaries is now a party, or violate any law or any order, rule, decree or regulation applicable to NEE or any of its subsidiaries of any federal or state court, regulatory board or body or administrative agency having jurisdiction over NEE or any of its subsidiaries or any of their respective property, except where such breach, default or violation would not have a material adverse effect on the business, properties or financial condition of NEE and its subsidiaries taken as a whole.

(j)     NEE or one or more of its direct or indirect subsidiaries owns all of the common stock (with respect to those subsidiaries which are organized as corporations) or other ownership interests (with respect to those subsidiaries which are organized as limited liability companies or limited partnerships) in NEE’s direct or indirect significant subsidiaries (as defined in Regulation S-X [2(17 CFR Part 210) (“Regulation S-X”)]) free and clear of all liens, encumbrances and adverse claims, except such as do not materially affect the value thereof and, in the case of any such significant subsidiary that is a limited partnership, except as may otherwise be provided in the applicable limited partnership agreement. NEE’s direct and indirect significant subsidiaries (as defined in Regulation S-X) are [insert names of significant subsidiaries].

(k)   NEE and each of its direct and indirect significant subsidiaries (as defined in Regulation S-X) has been duly organized, is validly existing and is in good standing under the laws of its respective jurisdiction of organization, and is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which its respective ownership of properties or the conduct of its respective businesses requires such qualification, except where the failure so to qualify would not have a material adverse effect on the business, properties or financial condition of NEE and its subsidiaries taken as a whole, and has the power and authority as a corporation or other entity necessary to own or hold its respective properties and to conduct the businesses in which it is engaged.

(l)     The [1[Guarantee Agreement] [Indenture]] [2Indenture] (i) has been duly authorized by NEE by all necessary corporate action, [and when] [has been] duly executed and delivered by NEE [and is] [will be] a valid and binding instrument enforceable against NEE in accordance with its terms, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other laws affecting creditors’ rights and remedies generally and general principles of equity and to concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any matter is brought and (ii) conforms in all material respects to the description thereof in the Pricing Disclosure Package and the Prospectus.

(m) [2The Debentures will conform in all material respects to the description thereof in the Pricing Disclosure Package and the Prospectus.]

(n)   NEE is not, and after giving effect to the offering and sale of the Debentures and the application of the proceeds from the sale of the Debentures as described in the Pricing Disclosure Package and the Prospectus will not be, an “investment company” within the meaning of the [11940 Act] [2Investment Company Act of 1940, as amended.

(o)   Except as described in the Pricing Disclosure Package and the Prospectus, NEE or its subsidiaries have valid franchises, licenses and permits adequate for the conduct of the business of NEE and its subsidiaries as described in the Pricing Disclosure Package and the Prospectus, except where the failure to have such franchises, licenses and permits would not reasonably be expected to have a material adverse effect on NEE and its subsidiaries taken as a whole.

(p)   The interactive data in eXtensible Business Reporting Language filed as exhibits to NEE’s Form 10-K for the year ended ______ [and Form 10-Q[s] for the quarter[s] ended ______, ______ and ______] fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

5.           Purchase and Sale. Subject to the terms and conditions in this agreement (including the representations and warranties herein contained), NEE [1and NEE Capital agree] [2agrees] to sell to the respective Underwriters named in Schedule II hereto, severally and not jointly, and the respective Underwriters agree, severally and not jointly, to purchase from NEE [1and NEE Capital] for an aggregate purchase price of $__________, the respective principal amount of the Debentures set forth opposite their respective names in Schedule II hereto.

The Underwriters agree to make a bona fide public offering of the Debentures as set forth in the Pricing Disclosure Package, such public offering to be made as soon after the execution of this agreement as practicable, subject, however, to the terms and conditions of this agreement. The Underwriters have advised [1NEE Capital] [2NEE] that the Debentures will be offered to the public at the amount per Debenture [of each series] as set forth in Schedule I hereto as the Price to Public for the Debentures [of each series] and to certain dealers selected by the Representatives at a price which represents a concession. Such dealers’ concession may not be in excess of [$___] [_____% of the principal amount] per Debenture [of each series].

Each Underwriter agrees that (i) no information that is presented by it to investors has been or will be inconsistent with the information contained in the Pricing Disclosure Package as it may then be amended or supplemented and (ii) it will make no offer that would constitute a Free Writing Prospectus that is required to be filed by NEE [1or NEE Capital] pursuant to Rule 433 other than an Issuer Free Writing Prospectus in accordance with Section [7(h)] hereof. References to the term “Free Writing Prospectus” means a free writing prospectus as defined in Rule 405.

6.           Time, Date and Place of Closing, Default of the Underwriters. Delivery of the Debentures [of each series] and payment therefor by wire transfer in federal funds shall be made at 9:00 A.M., New York City time, on the settlement date set forth on Schedule I, at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, or at such other time, date or place as may be agreed upon in writing by [2NEE[,]] [1NEE Capital] and the Representatives. The time and date of such delivery and payment are herein called the “Closing Date.”

The Debentures will be issued in the form of one or more global certificates in fully registered form. The Debentures shall be delivered to the Representatives for the respective accounts of the Underwriters against payment by the several Underwriters through the Representatives of the purchase price therefor. Delivery of the Debentures shall be made through the facilities of DTC unless [1NEE Capital] [2NEE] and the Representatives shall otherwise agree. For the purpose of expediting the checking of the Debentures by the Representatives on behalf of the Underwriters, [1NEE Capital] [2NEE] (if delivery of the Debentures shall be made otherwise than through the facilities of DTC) agrees to make such Debentures available to the Representatives for such purpose at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, not later than 2:00 P.M., New York City time, on the business day preceding the Closing Date, or at such other time, date or place as may be agreed upon by [1NEE Capital] [2NEE] and the Representatives.

If any Underwriter shall fail to purchase and pay for the principal amount of the Debentures [of each series] which such Underwriter has agreed to purchase and pay for hereunder (otherwise than by reason of any failure on the part of NEE [1or NEE Capital] to comply with any of the provisions contained herein), the non-defaulting Underwriters shall be obligated to purchase and pay for (in addition to the respective principal amount of the Debentures [of each series] set forth opposite their respective names in Schedule II hereto) the principal amount of the Debentures [of each series] which such defaulting Underwriter or Underwriters failed to purchase and pay for, up to a principal amount thereof equal to, in the case of each such remaining Underwriter, ten percent (10%) of the aggregate principal amount of the Debentures [of the series as to which there is a default and] which are set forth opposite the name of each such remaining Underwriter in said Schedule II, and such remaining Underwriters shall have the right, within 24 hours of receipt of such notice, either to (i) purchase and pay for (in such proportion as may be agreed upon among them) the remaining principal amount of the Debentures [of each series] which the defaulting Underwriter or Underwriters agreed but failed to purchase, or (ii) substitute another Underwriter or Underwriters, satisfactory to [1NEE Capital and NEE] [2NEE], to purchase and pay for the remaining principal amount of the Debentures [of each series] which the defaulting Underwriter or Underwriters agreed but failed to purchase. If any of the Debentures would still remain unpurchased, then [1NEE Capital] [2NEE] shall be entitled to a further period of 24 hours within which to procure another party or other parties that (i) are members of the Financial Industry Regulatory Authority, Inc. or else are not eligible for membership in said Authority but who agree (A) to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein and (B) in making sales to comply with said Authority’s Conduct Rules, and (ii) are satisfactory to the Representatives to purchase such Debentures on the terms herein set forth. In the event that, within the respective prescribed periods, (i) the non-defaulting Underwriters notify [1NEE Capital] [2NEE] that they have arranged for the purchase of such Debentures or (ii) [1NEE Capital] [2NEE] notifies the non-defaulting Underwriters that it has arranged for the purchase of such Debentures, the non-defaulting Underwriters or [1NEE Capital] [2NEE] shall have the right to postpone the Closing Date for a period of not more than three full business days beyond the expiration of the respective prescribed periods in order to effect whatever changes may thus be made necessary in the Registration Statement, the Prospectus or in any other documents or arrangements. In the event that neither the non-defaulting Underwriters nor [1NEE Capital] [2NEE] has arranged for the purchase of such Debentures by another party or parties as above provided, then this agreement shall terminate without any liability on the part of NEE [1or NEE Capital] or any Underwriter (other than an Underwriter which shall have failed or refused, otherwise than for some reason sufficient to justify, in accordance with the terms hereof, the cancellation or termination of its obligations hereunder, to purchase and pay for the Debentures which such Underwriter has agreed to purchase as provided in Section [5] hereof), except as otherwise provided in Section [7(d]), Section [7(f)] and Section [10] hereof.

7.            Covenants of NEE [1and NEE Capital]. NEE [1and NEE Capital agree] [2agrees] with the several Underwriters that:

(a)    NEE [1and NEE Capital] will timely file the Prospectus and any preliminary prospectus supplement used in connection with the offering of the Debentures with the Commission pursuant to Rule 424. NEE [1and NEE Capital] have complied and will comply with Rule 433 in connection with the offering and sale of the Debentures, including applicable provisions in respect of timely filing with the Commission, legending and record-keeping.

(b)   NEE [1and NEE Capital] will prepare a final term sheet, containing a description of the pricing terms of the Debentures, substantially in the form of Schedule I hereto and approved by the Representatives and will timely file such term sheet with the Commission pursuant to Rule 433.

(c)    [1NEE Capital] [2NEE] will, upon request, deliver to the Representatives and to Counsel for the Underwriters (as defined below) one signed copy of the Registration Statement or, if a signed copy is not available, one conformed copy of the Registration Statement certified by an officer of [1NEE Capital] [2NEE] to be in the form as originally filed, including all Incorporated Documents and exhibits, except those incorporated by reference, which relate to the Debentures, including a signed or conformed copy of each consent and certificate included therein or filed as an exhibit thereto. As soon as practicable after the date hereof, [1NEE Capital] [2NEE] will deliver or cause to be delivered to the Underwriters through the Representatives as many copies of the Prospectus and any Issuer Free Writing Prospectus as the Representatives may reasonably request for the purposes contemplated by the Securities Act.

(d)   [1NEE Capital] [2NEE] has paid or caused to be paid or will pay or cause to be paid all expenses in connection with the (i) preparation and filing of the Registration Statement, any preliminary prospectus supplement, the Prospectus and any Issuer Free Writing Prospectus, (ii) issuance and delivery of the Debentures as provided in Section [6] hereof, and (iii) printing and delivery to the Representatives for the account of the Underwriters, in reasonable quantities, of copies of the Registration Statement, any preliminary prospectus supplement, the Prospectus, any Issuer Free Writing Prospectus [1the Guarantee Agreement] and the Indenture. [1NEE Capital] [2NEE] will pay or cause to be paid all taxes, if any (but not including any transfer taxes), on the issuance of the Debentures. [1NEE Capital] [2NEE] shall not, however, be required to pay any amount for any expenses of the Representatives or any of the Underwriters (other than in accordance with the provisions of Section [10] hereof), except that if this agreement shall be terminated in accordance with the provisions of [Section 8], [Section 9] or [Section 11] hereof, [1NEE Capital] [2NEE] will pay or cause to be paid the fees and disbursements of Counsel for the Underwriters, whose fees and disbursements the Underwriters agree to pay in any other event, and [1NEE Capital] [2NEE] shall reimburse or cause to be reimbursed the Underwriters for out-of-pocket expenses reasonably incurred by them in connection with the transactions contemplated by this agreement, not in excess, however, of an aggregate of $5,000 for such out-of-pocket expenses. [1Neither] NEE [1nor NEE Capital] shall [2not] in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits.

(e)    During a period of nine months after the date hereof, if any event relating to or affecting NEE [1or NEE Capital] shall occur which, in the opinion of NEE [1or NEE Capital], should be set forth in a supplement to or an amendment to the Prospectus (including an Issuer Free Writing Prospectus) in order to make the Prospectus, in the light of the circumstances pertaining when it is delivered to a purchaser, not misleading, [1NEE Capital] [2NEE] will forthwith at its expense prepare, file with the Commission, if required, and furnish to the Representatives a reasonable number of copies of such supplement or supplements or amendment or amendments to the Prospectus (including an Issuer Free Writing Prospectus) which will supplement or amend the Prospectus so that as supplemented or amended it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances pertaining when the Prospectus is delivered to a purchaser, not misleading; provided that should such event relate solely to activities of any of the Underwriters, then the Underwriters shall assume the expense of preparing and furnishing copies of any such amendment or supplement. In case any Underwriter is required to deliver a Prospectus after the expiration of nine months after the date hereof, [1NEE Capital] [2NEE] upon the request of the Representatives will furnish to the Representatives, at the expense of such Underwriter, a reasonable quantity of a supplemented or amended Prospectus or supplements or amendments to the Prospectus complying with Section 10 of the Securities Act.

(f)    NEE and [1NEE Capital] will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Debentures for offer and sale under the blue sky laws of such United States jurisdictions as the Representatives may designate and will pay or cause to be paid filing fees and expenses (including fees of counsel not to exceed $5,000 and reasonable disbursements of counsel), provided that [1neither] NEE [1nor NEE Capital] shall [2not] be required to qualify as a foreign corporation or dealer in securities, or to file any consents to service of process under the laws of any jurisdiction, or to meet other requirements deemed by NEE [1or NEE Capital] to be unduly burdensome.

(g)   NEE will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders (including holders of the Debentures) as soon as practicable an earnings statement (which need not be audited, unless required so to be under Section 11(a) of the Securities Act) for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

 (h)   Prior to the termination of the offering of the Debentures, [1neither] NEE [1nor NEE Capital] will [2not] file any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any amendment or supplement to the Pricing Disclosure Package without prior notice to the Representatives and to Hunton Andrews Kurth LLP, who are acting as counsel for the several Underwriters (“Counsel for the Underwriters”), or any such amendment or supplement to which the Representatives shall reasonably object in writing, or which shall be unsatisfactory to Counsel for the Underwriters. [1Neither] NEE [1nor NEE Capital have] [2has not] made any offer relating to the Debentures that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by NEE [1or NEE Capital] with the Commission or retained by NEE [1or NEE Capital] pursuant to Rule 433, other than a pricing term sheet substantially in the form as set forth on Schedule I, and [1neither] NEE [1nor NEE Capital] will [2not] make any such offer without prior notice to the Representatives and to Counsel for the Underwriters, or any such offer to which the Representatives shall reasonably object in writing, or which shall be unsatisfactory to Counsel for the Underwriters.

(i)     NEE [1and NEE Capital] will advise the Representatives promptly of the filing of the Prospectus pursuant to Rule 424, of the filing of any material pursuant to Rule 433 and of any amendment or supplement to the Pricing Disclosure Package or the Registration Statement or, prior to the termination of the offering of the Debentures, of official notice of the institution of proceedings for, or the entry of, a stop order suspending the effectiveness of the Registration Statement, of receipt from the Commission of any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, and, if such a stop order should be entered, or notice of objection should be received, use every commercially reasonable effort to obtain the prompt removal thereof.

(j)     If there occurs an event or development as a result of which the Pricing Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then pertaining, not misleading, NEE [1or NEE Capital] promptly will notify the Representatives so that any use of the Pricing Disclosure Package may cease until it is amended or supplemented.

8.           Conditions of Underwriters’ Obligations to Purchase and Pay for the Debentures. The several obligations of the Underwriters to purchase and pay for the Debentures shall be subject to the performance by NEE [1and NEE Capital] of [1their respective] [2its] obligations to be performed hereunder on or prior to the Closing Date and to the following conditions:

(a)    The [1respective] representations and warranties made by NEE [1and NEE Capital] herein and qualified by materiality shall be true and correct in all respects and the [1respective] representations and warranties made by NEE [1and NEE Capital] herein that are not qualified by materiality shall be true and correct in all material respects as of the Closing Date, in each case, as if made on and as of such date and the Representatives shall have received, prior to payment for the Debentures, a certificate from [1each of] NEE [1and NEE Capital] dated the Closing Date and signed by an officer of NEE [1and NEE Capital, as the case may be,] to that effect.

(b)   No stop order suspending the effectiveness of the Registration Statement shall be in effect on the Closing Date; no order of the Commission directed to the adequacy of any Incorporated Document shall be in effect on the Closing Date; no proceedings for either such purpose shall be pending before, or threatened by, the Commission on the Closing Date; and no notice of objection by the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received by NEE [1or NEE Capital] and not removed by the Closing Date; and the Representatives shall have received, prior to payment for the Debentures, a certificate from [1each of] NEE [1and NEE Capital] dated the Closing Date and signed by an officer of NEE [1and NEE Capital, as the case may be,] to the effect that, to the best of his or her knowledge, no such orders are in effect, no proceedings for either such purpose are pending before, or to the knowledge of NEE [1or NEE Capital, as the case may be,] threatened by, the Commission, and no such notice of objection has been received and not removed.

(c)   On the Closing Date, the Representatives shall have received from Squire Patton Boggs (US) LLP, counsel to NEE [1and NEE Capital], Morgan, Lewis & Bockius LLP, counsel to NEE [1and NEE Capital], and Hunton Andrews Kurth LLP, Counsel for the Underwriters, opinions (with a copy for each of the Underwriters) in substantially the form and substance prescribed in Schedule IV, Schedule V, and Schedule VI hereto (i) with such changes therein as may be agreed upon by NEE [1, NEE Capital] and the Representatives, with the approval of Counsel for the Underwriters, and (ii) if the Prospectus relating to the Debentures shall be supplemented or amended after the Prospectus shall have been filed with the Commission pursuant to Rule 424, with any changes therein necessary to reflect such supplementation or amendment.

(d)   On the date hereof and on the Closing Date, the Representatives shall have received from Deloitte & Touche LLP a letter or letters (which may refer to letters previously delivered to the Representatives) (with copies thereof for each of the Underwriters) dated the respective dates of delivery thereof to the effect that (i) they are an independent registered public accounting firm with respect to NEE within the meaning of the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder; (ii) in their opinion, the consolidated financial statements of NEE audited by them and incorporated by reference in the Pricing Prospectus or the Pricing Prospectus and the Prospectus, as applicable, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the published rules and regulations thereunder; (iii) on the basis of performing a review of interim financial information as described in the Public Company Accounting Oversight Board (United States) (“PCAOB”) AS 4105, Reviews of Interim Financial Information, on the unaudited [condensed] consolidated financial statements of NEE, if any, incorporated by reference in the Pricing Prospectus or the Pricing Prospectus and the Prospectus, as applicable, a reading of the latest available interim unaudited [condensed] consolidated financial statements of NEE, if any, since the close of NEE’s most recent audited fiscal year, a reading of the minutes and consents of the Board of Directors, the Audit Committee of the Board of Directors and the Finance & Investment Committee of the Board of Directors and of the shareholders of NEE [1and the minutes and consents of the Board of Directors and of the shareholder of NEE Capital] since the end of the most recent audited fiscal year, and inquiries of officials of NEE who have responsibility for financial and accounting matters (it being understood that the foregoing procedures do not constitute an audit made in accordance with standards of the PCAOB and they would not necessarily reveal matters of significance with respect to the comments made in such letter, and accordingly that Deloitte & Touche LLP makes no representation as to the sufficiency of such procedures for the several Underwriters’ purposes), nothing has come to their attention which caused them to believe that (a) the unaudited [condensed] consolidated financial statements of NEE, if any, incorporated by reference in the Pricing Prospectus or the Pricing Prospectus and the Prospectus, as applicable, (1) do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the published rules and regulations thereunder and (2) except as disclosed in the Pricing Prospectus or the Pricing Prospectus and the Prospectus, as applicable, are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements of NEE incorporated by reference in the Pricing Prospectus or the Pricing Prospectus and the Prospectus, as applicable; (b) at the date of the latest available interim balance sheet read by them and at a specified date not more than five days prior to the date of such letter, there was any change in the capital stock or increase in long-term debt including current maturities and excluding fair value swaps, if any, and unamortized premium and discount on long-term debt of NEE and its subsidiaries, or decrease in common shareholders’ equity of NEE and its subsidiaries, in each case as compared with amounts shown in the most recent [condensed] consolidated balance sheet, if any, incorporated by reference in the Pricing Prospectus or the Pricing Prospectus and the Prospectus, as applicable, except in all instances for changes, increases or decreases which the Pricing Prospectus or the Pricing Prospectus and the Prospectus, as applicable, discloses have occurred or may occur, or as occasioned by the declaration, provision for, or payment of dividends, or as occasioned by the issuance, forfeiture or acquisition of common stock pursuant to or in connection with any employee or director benefit or compensation plan or the dividend reinvestment and direct stock purchase plan or which are described in such letter; or (c) for the period from the date of the most recent [condensed] consolidated balance sheet, if any, incorporated by reference in the Pricing Prospectus or the Pricing Prospectus and the Prospectus, as applicable, to the latest available interim balance sheet read by them and for the period from the date of the latest available interim balance sheet read by them to a specified date not more than five days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in total consolidated operating revenues or in net income, except in all instances for decreases which the Pricing Prospectus or the Pricing Prospectus and the Prospectus, as applicable, discloses have occurred or may occur, or which are described in such letter; and (iv) they have carried out certain procedures and made certain findings, as specified in such letter, with respect to certain amounts included in the Pricing Prospectus or the Pricing Prospectus and the Prospectus, as applicable, and such items as the Representatives may reasonably request.

(e)    Since the respective most recent times as of which information is given in the Pricing Disclosure Package, and up to the Closing Date, (i) there shall have been no material adverse change in the business, properties or financial condition of [1(a) NEE Capital and its subsidiaries taken as a whole or (b)] NEE and its subsidiaries taken as a whole, except [1in each case] as disclosed in or contemplated by the Pricing Disclosure Package, and (ii) there shall have been no transaction entered into by [1(a) NEE Capital or any of its subsidiaries that is material to NEE Capital and its subsidiaries taken as a whole or (b)] NEE or any of its subsidiaries that is material to NEE and its subsidiaries taken as a whole, [1in each case] other than transactions disclosed in or contemplated by the Pricing Disclosure Package, and transactions in the ordinary course of business; and at the Closing Date, the Representatives shall have received a certificate to such effect from [1each of NEE Capital and] NEE signed by an officer of [2NEE Capital or] NEE[1, as the case may be].

(f)    All legal proceedings to be taken in connection with the issuance and sale of the Debentures shall have been satisfactory in form and substance to Counsel for the Underwriters.

In case any of the conditions specified above in this Section [8] shall not have been fulfilled, this agreement may be terminated by the Representatives upon mailing or delivering written notice thereof to NEE [1and NEE Capital]. Any such termination shall be without liability of any party to any other party except as otherwise provided in Section 7[(d)] and Section [7(f)] hereof.

9.           Condition of NEE’s [1and NEE Capital’s] Obligations. The obligation of [1NEE Capital] [2NEE] to deliver the Debentures [1and the obligation of NEE to deliver the Guarantee] shall be subject to the following condition:

(a)    No stop order suspending the effectiveness of the Registration Statement shall be in effect on the Closing Date; no order of the Commission directed to the adequacy of any Incorporated Document shall be in effect on the Closing Date; no proceedings for either such purpose shall be pending before, or threatened by, the Commission on the Closing Date; and no notice of objection by the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received by NEE [1or NEE Capital] and not removed by the Closing Date.

In case the condition specified above in this Section [9] shall not have been fulfilled, this agreement may be terminated by NEE [1and NEE Capital] upon mailing or delivering written notice thereof to the Representatives. Any such termination shall be without liability of any party to any other party except as otherwise provided in Section [7(d)] and Section [7(f)] hereof.

10.          Indemnification.

(a)    NEE [1and NEE Capital, jointly and severally, agree] [2agrees] to indemnify and hold harmless each Underwriter, each officer and director of each Underwriter and each person (a “Controlling Person”) who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or common law, and to reimburse each such Underwriter, officer, director and Controlling Person for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) when and as incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus supplement, including all Incorporated Documents, or in the Registration Statement, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the indemnity agreement contained in this Section [10(a)] shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished in writing, to NEE [1or NEE Capital] by or on behalf of any Underwriter, through the Representatives, expressly for use in connection with the preparation of any preliminary prospectus supplement, the Registration Statement, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any thereof, or arising out of, or based upon, statements in or omissions from the Statements of Eligibility; and provided, further, that the indemnity agreement contained in this Section [10(a)] in respect of any preliminary prospectus supplement, the Pricing Prospectus, any Issuer Free Writing Prospectus or the Prospectus shall not inure to the benefit of any Underwriter (or of any officer or director or Controlling Person of such Underwriter) on account of any such losses, claims, damages, liabilities, expenses or actions arising from the sale of the Debentures [of any series] to any person in respect of any preliminary prospectus supplement, the Pricing Prospectus, any Issuer Free Writing Prospectus or the Prospectus, each as may be then supplemented or amended, furnished by such Underwriter to a person to whom any of the Debentures were sold (excluding in all cases, however, any document then incorporated by reference therein), insofar as such indemnity relates to any untrue or misleading statement made in or omission from such preliminary prospectus supplement, Pricing Prospectus, Issuer Free Writing Prospectus or Prospectus, if a copy of a supplement or amendment to such preliminary prospectus supplement, Pricing Prospectus, Prospectus, or Issuer Free Writing Prospectus (excluding in all cases, however, any document then incorporated by reference therein) (i) is furnished on a timely basis by NEE [1or NEE Capital] to the Underwriter, (ii) is required by law or regulation to have been conveyed to such person by or on behalf of such Underwriter, at or prior to the entry into the contract of sale of the Debentures with such person, but was not so conveyed (which conveyance may be oral or written) by or on behalf of such Underwriter and (iii) would have cured the defect giving rise to such loss, claim, damage or liability. The indemnity agreement of NEE [1and NEE Capital] contained in this Section [10(a)] and the representations and warranties of NEE [1and NEE Capital] contained in [1Section 3 and Section 4] [2Section 3] hereof, [1respectively,] shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any of its officers, directors or Controlling Persons and shall survive the delivery of the Debentures [of each series]. Each Underwriter agrees promptly to notify [1each of] NEE [1and NEE Capital], and each other Underwriter, of the commencement of any litigation or proceedings against the notifying Underwriter, or any of its officers, directors or Controlling Persons in connection with the issuance and sale of the Debentures [of any series].

(b)   Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless [1each of] NEE [1and NEE Capital], [1their respective] [2its] officers and directors, and each person who controls NEE [1or NEE Capital, as the case may be,] within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or common law and to reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) when and as incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus supplement, the Registration Statement, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and in conformity with information furnished in writing to NEE [1or NEE Capital] by or on behalf of such Underwriter, through the Representatives, expressly for use in connection with the preparation of any preliminary prospectus supplement, the Registration Statement, the Pricing Prospectus, the Prospectus, or any Issuer Free Writing Prospectus or any amendment or supplement to any thereof. The Underwriters hereby furnish to NEE [1and NEE Capital] in writing, expressly for use in the preliminary prospectus supplement, dated __________, the Registration Statement, the Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus, the following: [insert information provided by the Underwriters]. NEE [1and NEE Capital each acknowledge] [2acknowledges] that the statements identified in the preceding [____] sentence[s] constitute the only information furnished in writing by or on behalf of the several Underwriters expressly for inclusion in the preliminary prospectus supplement, dated __________, the Registration Statement, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus. The respective indemnity agreement of each Underwriter contained in this Section [10(b)] shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of NEE [1or NEE Capital] or any of [1their respective] [2its] officers or directors or any person who controls NEE [1or NEE Capital] within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of any other Underwriter or any of its officers, directors or Controlling Persons, and shall survive the delivery of the Debentures [of each series]. NEE [1and NEE Capital agree] [2agrees] promptly to notify the Representatives of the commencement of any litigation or proceedings against NEE [1, NEE Capital] (or any of their respective controlling persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) or any of [1their respective] [2its] officers or directors in connection with the issuance and sale of the Debentures [of any series].

(c)    NEE [1, NEE Capital] and each of the several Underwriters each agree that, upon the receipt of notice of the commencement of any action against it, its officers and directors, or any person controlling it as aforesaid, in respect of which indemnity or contribution may be sought under the provisions of this Section [10], it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity or contribution shall be sought thereunder, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of this indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party or parties shall be entitled to participate at its own expense in the defense or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party or parties shall elect not to assume the defense of such action, such indemnifying party or parties will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and counsel for the indemnifying party shall have reasonably concluded that there may be a conflict of interest involved in the representation by such counsel of both the indemnifying party and the indemnified party, the indemnified party or parties shall have the right to select separate counsel, satisfactory to the indemnifying party or parties, to participate in the defense of such action on behalf of such indemnified party or parties at the expense of the indemnifying party or parties (it being understood, however, that the indemnifying party or parties shall not be liable for the expenses of more than one separate counsel representing the indemnified parties who are parties to such action). NEE [1, NEE Capital] and each of the several Underwriters each agree that without the prior written consent of the other parties to such action who are parties to this agreement, which consent shall not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any claim or proceeding in respect of which such party intends to seek indemnity or contribution under the provisions of this Section [10], unless such settlement, compromise or consent (i) includes an unconditional release of such other parties from all liability arising out of such claim or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such other parties.

(d)   If, or to the extent, the indemnification provided for in Section [10(a)] or Section [10(b)] hereof shall be unenforceable under applicable law by an indemnified party, each indemnifying party agrees to contribute to such indemnified party with respect to any and all losses, claims, damages, liabilities and expenses for which each such indemnification provided for in Section [10(a)] or Section [10(b)] hereof shall be unenforceable, in such proportion as shall be appropriate to reflect (i) the relative fault of NEE [1and NEE Capital] on the one hand and the Underwriters on the other hand in connection with the statements or omissions which have resulted in such losses, claims, damages, liabilities and expenses, (ii) the relative benefits received by NEE [1and NEE Capital] on the one hand and the Underwriters on the other hand from the offering of the Debentures pursuant to this agreement, and (iii) any other relevant equitable considerations; provided, however, that no indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution with respect thereto from any indemnifying party not guilty of such fraudulent misrepresentation. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by NEE [1and NEE Capital] or the Underwriters and each such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. NEE [1, NEE Capital] and each of the Underwriters each agree that it would not be just and equitable if contribution pursuant to this Section [10(d)] were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section [10(d)], no Underwriter shall be required to contribute in excess of the amount equal to the excess of (i) the total price at which the Debentures underwritten by it were offered to the public, over (ii) the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. The obligations of each Underwriter to contribute pursuant to this Section [10(d)] are several and not joint and shall be in the same proportion as such Underwriter’s obligation to underwrite the Debentures [of the series with respect to which contribution is sought] is to the total principal amount of the Debentures [of such series] set forth in Schedule II hereto.

11.         Termination. This agreement may be terminated by the Representatives by delivering written notice thereof to NEE [1and NEE Capital], at any time prior to the Closing Date, if after the date hereof and at or prior to the Closing Date:

(a)    (i) there shall have occurred any general suspension of trading in securities on The New York Stock Exchange LLC (the “NYSE”) or there shall have been established by the NYSE or by the Commission or by any federal or state agency or by the decision of any court any limitation on prices for such trading or any general restrictions on the distribution of securities, or trading in any securities of NEE [1or NEE Capital] shall have been suspended or limited by any exchange located in the United States or on the over-the-counter market located in the United States or a general banking moratorium declared by New York or federal authorities or (ii) there shall have occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities, including, but not limited to, an escalation of hostilities which existed prior to the date hereof, any other national or international calamity or crisis or any material adverse change in financial, political or economic conditions affecting the United States, the effect of any such event specified in this clause (ii) being such as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to proceed with the offering of the Debentures [of any series] as contemplated in the Pricing Disclosure Package or for the Underwriters to enforce contracts for the sale of the Debentures [of any series]; or

(b)   (i) there shall have been any downgrading or any notice of any intended or potential downgrading in the ratings accorded to the Debentures [of any series] or any securities of [1NEE Capital] [2NEE] which are of the same class as the Debentures by either [Moody’s Investors Service, Inc. (“Moody’s”)] or [S&P Global Ratings, a division of S&P Global Inc. (“S&P”)], or (ii) either [Moody’s] or [S&P] shall have publicly announced that it has under surveillance or review, with possible negative implications, its ratings of the Debentures [of any series] or any securities of [1NEE Capital] [2NEE] which are of the same class as the Debentures [of any series], the effect of any such event specified in (i) or (ii) above being such as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to proceed with the offering of the Debentures [of any series] as contemplated in the Pricing Disclosure Package or for the Underwriters to enforce contracts for the sale of the Debentures [of any series].

This agreement may also be terminated at any time prior to the Closing Date if in the judgment of the Representatives the subject matter of any amendment or supplement to the Registration Statement or the Prospectus or any Issuer Free Writing Prospectus prepared and furnished by NEE [1and NEE Capital] after the date hereof reflects a material adverse change in the business, properties or financial condition of NEE and its subsidiaries taken as a whole [1or NEE Capital and its subsidiaries taken as a whole] which renders it either inadvisable to proceed with such offering, if any, or inadvisable to proceed with the delivery of the Debentures [of any series] to be purchased hereunder. Any termination of this agreement pursuant to this Section [11] shall be without liability of any party to any other party except as otherwise provided in Section [7(d)] and Section [7(f)] hereof.

12.          Miscellaneous.

(a)   The validity and interpretation of this agreement shall be governed by the laws of the State of New York without regard to conflicts of law principles thereunder. This agreement shall inure to the benefit of, and be binding upon, NEE [1, NEE Capital], the several Underwriters and, with respect to the provisions of Section [10] hereof, each officer, director or controlling person referred to in said Section [10], and their respective successors. Nothing in this agreement is intended or shall be construed to give to any other person or entity any legal or equitable right, remedy or claim under or in respect of this agreement or any provision herein contained. The term “successors” as used in this agreement shall not include any purchaser, as such purchaser, of any Debentures from any of the several Underwriters.

(b)   NEE [1and NEE Capital each acknowledge and agree] [2acknowledges and agrees] that the Underwriters are acting solely in the capacity of arm’s length contractual counterparties to NEE [1and NEE Capital] with respect to the offering of the Debentures as contemplated by this agreement and not as financial advisors or fiduciaries to NEE [1or NEE Capital] in connection herewith. Additionally, none of the Underwriters is advising NEE [1or NEE Capital] as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction in connection with the offering of the Debentures as contemplated by this agreement. Any review by the Underwriters of NEE [1and NEE Capital] in connection with the offering of the Debentures contemplated by this agreement and the transactions contemplated by this agreement will not be performed on behalf of NEE [1and NEE Capital].

13.         Notices. All communications hereunder shall be in writing and, if to the Underwriters, shall be mailed or delivered to the Representatives at the address set forth in Schedule II hereto, or, if to NEE [1or NEE Capital], shall be mailed or delivered to it at 700 Universe Boulevard, Juno Beach, Florida 33408, Attention: Treasurer.

14.         Counterparts. This agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

15.          Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this agreement, and any interest and obligation in or under this agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)   In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this agreement were governed by the laws of the United States or a state of the United States.

(c)    For purpose of this Section [15], (A) the term “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) the term “Covered Entity” means any of the following: (1) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (2) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (3) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) the term “Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) the term “U.S. Special Resolution Regime” means each of (1) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (2) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing correctly sets forth our understanding, please indicate your acceptance on behalf of the Underwriters in the space provided below for that purpose, whereupon this letter and your acceptance on behalf of the Underwriters shall constitute a binding agreement between [NEE][, NEE Capital] and the Underwriters.

Very truly yours,

NextEra Energy, Inc.

By:
Name:
Title:

[1NextEra Energy Capital Holdings, Inc.

By:
Name:
Title:]

Accepted and delivered as of
the date first above written by the
Representatives on behalf of the Underwriters:

By:
Name:
Title:

SCHEDULE I

[Name of Issuer]

Pricing Term Sheet

[Date]

Issuer:

Designation:

Registration Format:

Principal Amount:

Date of Maturity:

Interest Payment Dates:

Coupon Rate:

Price to Public:

[Benchmark Treasury:

Benchmark Treasury Yield:

Spread to Benchmark

Treasury Yield:

Reoffer Yield:]

Redemption:

Trade Date:

Settlement Date:

CUSIP/ ISIN Number:

[Other Terms]

Expected Credit Ratings:*

Underwriters:

___________

*A security rating is not a recommendation to buy, sell or hold securities and should be evaluated independently of any other rating. The rating is subject to revision or withdrawal at any time by the assigning rating organization.

The terms “___________” and “__________” have the meanings ascribed to those terms in the Issuer’s Preliminary Prospectus Supplement, dated ___________.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling __________ toll-free at __________ or __________ toll-free at __________.

SCHEDULE II

Representatives	Addresses

Underwriters	Principal Amount

Total

SCHEDULE III

PRICING DISCLOSURE PACKAGE

(1)      Base Prospectus, dated ________________

(2)      Preliminary Prospectus Supplement, dated _______________ (which shall be deemed to include the Incorporated Documents filed at or prior to the Applicable Time to the extent not superseded by Incorporated Documents filed at or prior to the Applicable Time)

(3)      Issuer Free Writing Prospectus

    (a)       Pricing Term Sheet in the form attached as Schedule I to the Underwriting Agreement dated __________, as filed with the SEC